     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL   , 2001

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          ORBITAL SCIENCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               3812                              06-1209561
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL                (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

               21700 ATLANTIC BOULEVARD                                   LESLIE C. SEEMAN
                DULLES, VIRGINIA 20166                      EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                    (703) 406-5000                                  ORBITAL SCIENCES CORPORATION
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                  21700 ATLANTIC BOULEVARD
    INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL                     DULLES, VIRGINIA 20166
                  EXECUTIVE OFFICES)                                       (703) 406-5000
                                                        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                                             INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                             JAMES E. SHOWEN, ESQ.
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                              AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED                          REGISTERED            SHARE(1)             PRICE(1)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..................       4,631,121              $4.82            $22,322,003.22         $5,805.50
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee, based upon the initial exercise price of the warrants, in accordance with Rule 457(g) under the Securities Act of 1933, as amended.
                               ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OF WHICH THIS PROSPECTUS IS A PART, IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED APRIL [  ], 2001

Prospectus

                                4,631,121 Shares

                                     [Logo]

                          ORBITAL SCIENCES CORPORATION

                                  COMMON STOCK

                            ------------------------

     This prospectus relates to up to 4,631,121 shares of our common stock that will be issued by us from time to time in connection with the exercise of warrants. We will issue the warrants upon the effectiveness of the registration statement of which this prospectus is a part. The warrants will be issued in settlement of a class action lawsuit filed by some of our shareholders. The terms of the warrants are set forth in a Warrant Agreement dated January 16, 2001.

     The warrants will be exercisable for shares of our common stock, at an exercise price of $4.82 per share, for a period of three years from the date of their issuance. The warrants provide for appropriate anti-dilutive adjustments in the exercise price and in the number of shares of common stock issuable upon exercise. Any additional shares of common stock issued pursuant to such adjustments will also be covered by this prospectus.

     Our common stock is listed on the New York Stock Exchange under the symbol
"ORB." On [          ], 2001, the last reported sale price of our common stock
was [$          ].

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS APRIL [  ], 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Special Note Regarding Forward-Looking Statements...........   1
Where You Can Find More Information.........................   1
Incorporation of Certain Documents by Reference.............   1
Prospectus Summary..........................................   2
Company Overview............................................   3
Risk Factors................................................   4
Use of Proceeds.............................................   7
Plan of Distribution........................................   7
Interests of Named Experts and Counsel......................   7
Legal Matters...............................................   8
Experts.....................................................   8

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS IS ONLY ACCURATE AS OF THE DATE OF THIS PROSPECTUS.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor, in certain circumstances, for certain "forward-looking statements" made by or on behalf of us. All statements other than those of historical facts included in this prospectus, including those related to our financial outlook, liquidity, goals, business strategy, projected plans and objectives of management for future operating results, are forward-looking statements. Such forward-looking statements involve unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements are and will be based on management's then-current views and assumptions regarding future events and operating performance. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events or results. In evaluating forward-looking statements, you should consider specifically various factors, including the risks set forth below under the heading "Risk Factors" and elsewhere in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding Orbital; the address of such site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been previously filed by us (File No. 1-14279 and File No. 0-18287) with the Commission pursuant to the Exchange Act are incorporated by reference in this prospectus and shall be deemed to be a part hereof:

     (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which was filed on April 16, 2001, as amended on April 23, 2001;

     (ii) our Definitive Proxy Statement on Schedule 14A, which was filed on April 16, 2001; and

     (iii) the description of our common stock contained in our Registration Statement on Form 8-A, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the common stock to which this prospectus relates, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUESTS SHOULD BE DIRECTED ORBITAL SCIENCES CORPORATION, 21700 ATLANTIC BOULEVARD, DULLES, VIRGINIA 20166, TELEPHONE NUMBER: (703) 406-5000, ATTENTION: GENERAL COUNSEL.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully.

     In this prospectus:

     - "Orbital," "we," "us" and "our" refer to Orbital Sciences Corporation and our consolidated subsidiaries.

     - "Warrants" refer to the warrants to be issued to certain shareholders in connection with the settlement of a class action lawsuit. The Warrants will be issued upon the effectiveness of the registration statement of which this prospectus is a part.

     Our principal executive offices are located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, and our telephone number is (703) 406-5000. Our Web site can be found at www.orbital.com. Information contained on our Web site is not intended to be a prospectus and is not incorporated into this prospectus.

RISK FACTORS

     An investment in our securities involves a high degree of risk. Prospective investors should carefully review the section entitled "Risk Factors" beginning on page 4, as well as other information provided in this prospectus.

THE OFFERING

Shares of common stock offered hereby........  Up to 4,631,121 shares of our common stock which are issuable upon exercise of the
                                                 Warrants
Shares of common stock outstanding prior to
  this offering..............................  37,746,634 shares of common stock
Trading symbol for our common stock..........  Our common stock is traded on the New York
                                                 Stock Exchange ("NYSE") under the trading
                                                 symbol ORB.

     The above information is based on shares of our common stock outstanding as of April 10, 2001.

                                COMPANY OVERVIEW

     Orbital Sciences Corporation, together with its subsidiaries, is a leading space technology systems company that designs, manufactures, operates and markets a broad range of space- related products and services. Our products and services include:

     - launch vehicles and advanced programs,

     - satellites and related space systems,

     - electronics and sensor systems, and

     - space robotics, satellite ground systems, and mapping and land information products and services.

     Orbital was incorporated in Delaware in 1987 to consolidate the assets, liabilities and operations of Space Systems Corporation and Orbital Research Partners, L.P. Since our inception, it has been our strategy to develop and grow a core integrated business of space systems technologies and products, starting with the design and manufacturing of lightweight rockets, small satellites and other inexpensive space systems intended to capitalize on the commercial development of space. A major part of this strategy has centered on market-expanding innovations that we have pioneered, including the world's first privately-developed space launch vehicle, the first commercial orbit transfer vehicle, the first operational low-Earth orbit commercial communications network and the first hand-held satellite navigation and communications devices.

     During 2000, we adopted a strategy intended to focus on our core space technology businesses, primarily involving our satellites, launch vehicles and related space systems. Part of this strategy involves the sale of certain non-core assets. In October 2000, we sold our Fairchild Defense electronics business unit for approximately $100 million. In July 2000, our Canadian subsidiary, MacDonald, Dettwiler and Associates Ltd. ("MDA"), completed an initial public offering on the Toronto Stock Exchange, raising gross proceeds for itself of approximately $37,500,000 and $18,800,000 for Orbital. On April 12, 2001, our wholly owned subsidiary, MDA Holdings Corporation ("MDA Holdings"), which holds our shares in MDA, entered into an agreement with a group of Canadian institutional and private equity investors to sell 12,350,000 MDA shares at approximately $9.00 per share. The agreement is subject to customary closing conditions, including the receipt of regulatory approvals, and the parties expect to close the sale by mid-May 2001. Certain of the purchasers also have an option to acquire MDA Holdings' remaining 5,650,000 shares of MDA by May 31, 2001.

     We recently adopted a formal plan to dispose of our subsidiary, Magellan Corporation , which designs, produces, distributes, sells and licenses Global Positioning System-based satellite access products, and our investment in Navigation Solutions LLC, a joint venture engaged in satellite-aided automotive guidance and related value-added information services. We are continuing to explore the disposition of other non-core assets.

                                  RISK FACTORS

     An investment in our common stock involves a significant degree of risk. In determining whether to make an investment in our common stock, potential investors should consider carefully all the information set forth in this prospectus and, in particular, the risk factors described below. This prospectus contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. See "Special Note Regarding Forward-Looking Information."

RISKS FACTORS RELATED TO OUR BUSINESS AND OUR INDUSTRY

     WE HAVE EXPERIENCED SIGNIFICANT OPERATING LOSSES AND HAVE AN ACCUMULATED DEFICIT, AND WE MAY NOT HAVE THE ABILITY TO SATISFY OUR FUTURE CAPITAL AND OPERATING REQUIREMENTS. OUR AUDITORS HAVE ISSUED THEIR REPORT ON OUR CONSOLIDATED FINANCIAL STATEMENTS WHICH DISCUSSED SUBSTANTIAL DOUBT WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     Our cash flow from operations in 2001 is expected to be insufficient to cover our capital requirements, operating requirements and debt service, and we expect to incur a net loss in 2001 before considering gains or losses from any asset sales. To meet our capital and operating requirements, we are seeking to sell certain non-core assets, such as our interests in MacDonald, Dettwiler and Associates Ltd., Magellan Corporation and Navigation Solutions LLC and to restructure business operations. We believe that the foregoing actions should facilitate our ability to raise additional capital from outside sources, but there can be no assurance that we will successfully implement this strategy. In addition, we need to pay down a significant portion of debt by June 30, 2001 in order to comply with certain covenants under our primary debt facilities. Our inability to raise additional capital during the second quarter of 2001 could have a material adverse effect on our business. Given these uncertainties, and in view of our failure to close the sale of certain non-core assets by mid-April 2001, our independent auditors have concluded there exists substantial doubt as to our ability to continue as a going concern and accordingly, have included a "going concern" uncertainty paragraph in their report on our December 31, 2000 consolidated financial statements.

     WE DERIVE A SIGNIFICANT PORTION OF OUR REVENUES FROM GOVERNMENT CONTRACTS, WHICH ARE SUBJECT TO TERMINATION BY THE GOVERNMENT AT ANY TIME FOR ANY REASON. IN ADDITION, OUR LIQUIDITY CONSTRAINTS AND FINANCIAL CONDITION MAY IMPAIR OUR ABILITY TO BID ON NEW GOVERNMENT CONTRACTS.

     During 2000, 1999 and 1998 approximately 34%, 39% and 46%, respectively, of our total annual revenues, and at December 31, 2000 a significant portion of our firm contract backlog, were derived from contracts with the United States ("U.S.") government and its agencies or were derived from subcontracts with the U.S. government's prime contractors. Most of our U.S. government contracts are funded incrementally on a year-to-year basis. Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or executive agencies or the imposition of budgetary constraints could materially adversely affect our financial condition or results of operations. Furthermore, contracts with the U.S. government may be terminated or suspended by the U.S. government at any time, with or without cause. There can be no assurance that these contracts will not be terminated or suspended in the future, or that contract suspensions or terminations will not result in unreimbursable expenses or charges or other adverse effects on our financial condition. For additional information relating to U.S. government contracts, see "Business - U.S. Government Contracts."

     Government contracting rules typically require a contracting officer to make a determination of financial responsibility prior to awarding a new contract. The U.S. government may also seek assurances that a contractor's financial condition will not impair its continued performance under contracts. Our liquidity constraints and financial condition may adversely affect our ability to bid for and win new U.S. government contracts and may impact the government's determination to exercise options under existing contracts.

     OUR LIQUIDITY CONSTRAINTS AND FINANCIAL CONDITION MAY IMPAIR OUR ABILITY TO COMPLY WITH EXISTING OR PENDING CONTRACTS, IN WHICH CASE, SUCH CONTRACTS WILL BE SUBJECT TO TERMINATION.

     It is customary for commercial and international contracts to require the contractor to post performance bonds or letters of credit pending completion of work, or to provide other assurances with respect to the contractor's financial condition. This is the case with several of our existing contracts. Due to our liquidity constraints, we may be unable to comply with such requirements under existing contracts or pending contract awards. In such circumstances, the customer may be entitled to terminate its contract with us without penalty to the contractor.

     OUR SUCCESS DEPENDS ON OUR ABILITY TO PENETRATE AND RETAIN MARKETS FOR OUR EXISTING PRODUCTS AND TO CONTINUE TO CONCEIVE, DESIGN, MANUFACTURE AND MARKET NEW PRODUCTS AND SERVICES ON A COST-EFFECTIVE AND TIMELY BASIS. THERE CAN BE NO ASSURANCE THAT OUR PRODUCTS WILL BE SUCCESSFULLY LAUNCHED OR OPERATED OR THAT THEY WILL BE DEVELOPED OR WILL PERFORM AS INTENDED.

     Most of the products we develop and manufacture are technologically advanced and sometimes novel systems that must function under demanding operating conditions and are subject to significant technological change and innovation. We have experienced product failures or other operational problems, and we will likely experience some product and service failures, schedule delays and other problems in connection with our launch vehicles, satellites and other products in the future. In addition to any costs resulting from product warranties or required remedial action, product failures may result in increased costs or loss of revenues due to postponement or cancellation of subsequently scheduled operations or product deliveries.

     Our products and services are and will continue to be subject to significant technological change and innovation, and we anticipate that we will incur significant expenses in the design and initial manufacturing and marketing of new products and services. There can be no assurance that we will be able to achieve the technological advances necessary to remain competitive and profitable, that new products and services will be developed and manufactured on schedule or on a cost-effective basis, that anticipated markets will exist or develop for new products or services, or that our existing products and services will not become technologically obsolete.

     WE OPERATE IN A REGULATED INDUSTRY, AND OUR INABILITY TO SECURE OR MAINTAIN THE LICENSES OR APPROVALS NECESSARY TO OPERATE OUR BUSINESS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

     Our ability to pursue our business activities is regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Commercial space launches require licenses from the U.S. Department of Transportation ("DoT") and operation of our L-1011 aircraft requires licenses from certain agencies of the DoT, including the Federal Aviation Administration. There can be no assurance that we will be successful in our efforts to obtain necessary licenses or regulatory approvals. Exports of our products, services and technical information frequently require licenses from the U.S. Department of State or the U.S. Department of Commerce. Our inability to secure or maintain any necessary licenses or approvals or significant delays in obtaining such licenses or approvals could have a material adverse effect on our financial condition or results of operations.

     THE MAJORITY OF OUR CONTRACTS ARE LONG-TERM CONTRACTS, AND OUR REVENUE RECOGNITION AND PROFITABILITY UNDER SUCH CONTRACTS MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT ACTUAL COSTS EXCEED ESTIMATES OR THAT THERE ARE DELAYS IN COMPLETING SUCH CONTRACTS.

     The majority of our contracts are long-term contracts. We recognize revenues on long-term contracts using the percentage of completion method of accounting, whereby revenue, and therefore profit, is recognized based on actual costs incurred in relation to total estimated costs to complete the contract or based on specific delivery terms and conditions. Revenue recognition and our profitability, if any, from a particular contract may be adversely affected to the extent that original cost estimates, estimated costs to complete or incentive or award fee estimates are revised, delivery schedules are delayed, or progress under a contract is otherwise impeded.

     WE FACE SIGNIFICANT COMPETITION IN EACH OF OUR LINES OF BUSINESS, AND OUR COMPETITORS MAY POSSESS SIGNIFICANTLY MORE RESOURCES THAN WE DO.

     Virtually all of our products and services face significant competition from existing competitors, many of whom are larger and have substantially greater resources than we do. Furthermore, the possibility exists that other domestic or foreign companies or governments will seek to produce products or services that compete with our products or services. A foreign competitor could benefit from subsidies from, or other protective measures by, its home country.

     Many of our competitors are larger and have substantially greater resources than we do. Furthermore, it is possible that other domestic or foreign companies or governments, some with greater experience in the space industry and greater financial resources than Orbital, will seek to produce products or services that compete with our products or services. Any such foreign competitor could benefit from subsidies from or other protective measures by its home country.

     WE HAVE WRITTEN OFF SOME OF OUR INVESTMENTS IN SATELLITE SERVICES BUSINESSES. THE FINANCIAL PERFORMANCE OF THESE BUSINESSES HAVE HAD AND MAY CONTINUE TO HAVE AN ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We have developed and funded several space-based satellite services businesses, primarily through equity investments in Orbital Imaging Corporation ("ORBIMAGE"), which develops and operates commercial remote imaging satellites, and ORBCOMM Global L.P. ("ORBCOMM"), which operates a low-Earth orbit satellite communications system designed to serve the global market for two-way data communications. ORBCOMM and ORBIMAGE have both recently experienced serious financial difficulties.

     In September 2000, ORBCOMM and its subsidiaries commenced a reorganization proceeding under Chapter 11 of the U.S. Federal Bankruptcy Code. We recorded non-cash charges totaling $113,123,000 in 2000 to fully write off our investment in ORBCOMM and to write down ORBCOMM-related receivables and inventory. Although we believe at this time that these write-offs are sufficient to cover our current exposure, such reserves do not include any additional charges that may result should any disputes, litigation or unforeseen contingencies related to ORBCOMM arise.

     In March 2001, ORBIMAGE defaulted on its interest payment obligations under its outstanding public debt. The debt is non-recourse to Orbital. ORBIMAGE management currently estimates that ORBIMAGE has sufficient resources to meet its capital and operating requirements through May 2001. ORBIMAGE is seeking to restructure its outstanding debt and to obtain additional capital from third parties as well as its existing shareholders. There can be no assurance that such capital will be available on a timely basis or at all.

     We recognized 100% of the revenues earned and costs incurred on sales of products and services to ORBCOMM and ORBIMAGE. However, as a result of the weakened financial condition of ORBCOMM and ORBIMAGE, we ceased recognizing revenues on sales to ORBCOMM and ORBIMAGE effective June and July 2000, respectively.

     The creditors committee of ORBCOMM has notified us that they believe ORBCOMM's bankruptcy estate is entitled to recover approximately $57,000,000 in allegedly preferential payments that we received in connection with the sale of satellites and launch services to ORBCOMM during the one-year period preceding ORBCOMM's bankruptcy filing. The creditors committee has also asserted that the ORBCOMM estate is entitled to recover approximately $900,000 in allegedly preferential payments received by MDA. We believe that all such claims are without merit and that we have adequate defenses to all such claims. The current proposed ORBCOMM liquidating plan of reorganization, if implemented, would include a release of the foregoing claims.

     We sublease approximately 125,000 square feet to ORBCOMM, and we have an agreement with ORBIMAGE pursuant to which ORBIMAGE is required to reimburse us for use of our facilities. ORBIMAGE is in default on its rent payments, and there can be no assurance that ORBCOMM and ORBIMAGE will be able to pay us their rent on a timely basis, or at all.

RISKS FACTORS RELATED TO OUR COMMON STOCK

     THE MARKET PRICE OF OUR COMMON STOCK MAY BE SUBJECT TO SIGNIFICANT FLUCTUATIONS.

     The market price of our common stock could be subject to significant fluctuations in response to various factors and events, including technical performance of our products, market acceptance of our new products and services, variations in our operating results, availability of required capital for us and our affiliates, changes in reports of securities analysts and publicity regarding us or the industry. In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies, which may adversely affect the market price of the shares of our common stock.

     OUR RESTATED CERTIFICATE OF INCORPORATION, OUR BYLAWS AND DELAWARE LAW CONTAIN ANTI-TAKEOVER PROVISIONS THAT MAY ADVERSELY AFFECT THE RIGHTS OF OUR SHAREHOLDERS.

     Our board of directors has the authority to issue up to 10,000,000 shares of our preferred stock, $0.01 par value per share, and to determine the price, rights, preferences, and privileges of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We have no present plans to issue shares of preferred stock. In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Furthermore, certain provisions of our Restated Certificate of Incorporation and Bylaws may have the effect of delaying or preventing changes in control or management of Orbital, which could adversely affect the market price of our common stock.

     WE ARE UNABLE TO AND HAVE NO CURRENT INTENTION TO PAY DIVIDENDS.

     We presently do not pay dividends on our common stock and do not plan to pay dividends for the foreseeable future. In addition, we are prohibited from paying cash dividends under our credit facility.

                                USE OF PROCEEDS

     We will receive proceeds from the exercise of the Warrants to purchase the shares of our common stock covered by this prospectus. The holders of the Warrants are not obligated to exercise their Warrants. If the Warrants are exercised in full by payment of the initial stated exercise price of $4.82 per share, then we will receive gross proceeds of approximately $22,322,003, which we will use for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

     We are registering shares of common stock underlying the Warrants. We will distribute such shares if and when the holders of the Warrants exercise their respective Warrants. The Warrants will be exercisable for a period of three years from and after the date they are issued at an exercise price of $4.82 per share. All costs, expenses and fees in connection with the registration of the shares underlying the Warrants will be borne by us.

     This offering will terminate on the earlier of (a) the date on which all of the shares covered by this prospectus have been sold in connection with the exercise of all of the Warrants in full or (b) the third anniversary of the date the Warrants are issued, which is expected to occur concurrently with the effectiveness of the registration statement of which this prospectus is a part.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     We have agreed to indemnify and hold KPMG LLP ("KPMG") harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit reports on our, ORBIMAGE's and ORBCOMM's past consolidated financial statements incorporated by reference into this registration statement.

                                 LEGAL MATTERS

     Hogan & Hartson L.L.P., Washington, D.C., will pass upon the validity of the issuance of the shares of common stock being offered hereby.

                                    EXPERTS

     The consolidated financial statements and schedules of Orbital as of December 31, 2000 and 1999 incorporated in this prospectus by reference to the Annual Report on Form 10-K for each of the two years in the two-year period ended December 31, 2000 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Orbital's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) and the financial statements of Orbital Imaging Corporation as of December 31, 2000 and 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of ORBCOMM Global, L.P. as of December 31, 2000 and 1999 and for the years then ended and the financial statements of Orbital Communications Corporation as of December 31, 1999 and for the year then ended incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports, which include explanatory paragraphs with respect to the uncertainty regarding the ability of both companies to continue as going concerns as discussed in the notes to the financial statements.

     The consolidated financial statements and schedules of Orbital for the year ended December 31, 1998, before the reclassification to reflect Magellan Corporation as a discontinued operation as described in Note 2 to the consolidated financial statements, and the consolidated financial statements of ORBCOMM and ORBIMAGE for the year ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table shows the various fees and expenses, payable by the Registrant in connection with the issuance of the common stock being registered under this registration statement. All amounts shown are estimates except for the Commission registration fee and the NYSE listing fee.

SEC registration fee........................................  $5,850.50
NYSE listing fee............................................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Blue Sky fees and expenses (including legal fees)...........
Transfer agent and registrar fees and expenses..............
Miscellaneous...............................................
                                                              ---------
          Total.............................................  $
                                                              =========

     We will bear all expenses shown above.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law sets forth provisions that define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees or agents. Section 145 provides as follows:

          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b)of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     Paragraph Ten of Orbital's Restated Certificate of Incorporation provides that Orbital shall, to the maximum extent permitted by Delaware law, indemnify and, upon request, advance expenses to any person:

          "...who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amount paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established."

     Section 102(b)(7) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of their directors by adding to the Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of any director's duty of loyalty to the corporation or its stockholders,
(b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (d) any transaction from which the director derived an improper personal benefit.

     Paragraph Nine of Orbital's Restated Certificate of Incorporation provides that no director of Orbital shall be liable to Orbital or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     In addition, Orbital has entered into substantially identical indemnification agreements with each of its Directors and Executive Officers and certain other officers. Orbital has agreed, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, to indemnify each indemnitee against all loss and expense incurred by the indemnitee because he was, is or is threatened to be made a party to any completed, pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of Orbital or any of its affiliates, or because Orbital has a right to judgment in its favor because of his position with Orbital or any of its affiliates. The indemnitee will be indemnified so long as he acted in good faith and in a manner reasonably believed by him to be in or not opposed to Orbital's best interests. The agreement further provides that the indemnification thereunder is not exclusive of any other rights the indemnitee may have under Orbital's Restated Certificate of Incorporation, Bylaws or any agreement or vote of stockholders, nor may the Restated Certificate of Incorporation or Bylaws be amended to effect adversely the rights of any indemnitee.

ITEM 16.  EXHIBITS.

 NO.                               EXHIBIT
 ---                               -------
 5.1     Opinion of Hogan & Hartson LLP
23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of KPMG LLP
23.3     Consent of Arthur Andersen LLP
24.1     Power of Attorney

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed to the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement reflecting to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles,
Commonwealth of Virginia, on April   , 2001.

                                          ORBITAL SCIENCES CORPORATION

                                                 /s/ DAVID W. THOMPSON
                                          --------------------------------------
                                          David W. Thompson
                                          Chairman of the Board and Chief
                                          Executive Officer

     Each person whose signature appears below hereby constitutes and appoints David W. Thompson, Bruce W. Ferguson and Leslie C. Seeman, or any of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on
April   , 2001 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ DAVID W. THOMPSON                  Chairman of the Board, Chief Executive Officer
-----------------------------------------------------  and Director
                  David W. Thompson

                /s/ JAMES R. THOMPSON                  President and Chief Operating Officer,
-----------------------------------------------------  Director
                  James R. Thompson

                /s/ GARRETT E. PIERCE                  Executive Vice President, Chief Financial
-----------------------------------------------------  Officer and Director
                  Garrett E. Pierce

               /s/ HOLLIS M. THOMPSON                  Vice President and Controller
-----------------------------------------------------
                 Hollis M. Thompson

                                                       Director
-----------------------------------------------------
                    Fred C. Alcorn

                 /s/ KELLY H. BURKE                    Director
-----------------------------------------------------
                   Kelly H. Burke

                /s/ BRUCE W. FERGUSON                  Director
-----------------------------------------------------
                  Bruce W. Ferguson

                 /s/ DANIEL J. FINK                    Director
-----------------------------------------------------
                   Daniel J. Fink

                 /s/ LENNARD A. FISK                   Director
-----------------------------------------------------
                   Lennard A. Fisk

                      SIGNATURE                                            TITLE
                      ---------                                            -----
               /s/ JACK L. KERREBROCK                  Director
-----------------------------------------------------
                 Jack L. Kerrebrock

                 /s/ DOUGLAS S. LUKE                   Director
-----------------------------------------------------
                   Douglas S. Luke

              /s/ JANICE I. OBUCHOWSKI                 Director
-----------------------------------------------------
                Janice I. Obuchowski

                                                       Director
-----------------------------------------------------
                  Frank L. Salizzoni

               /s/ HARRISON H. SCHMITT                 Director
-----------------------------------------------------
                 Harrison H. Schmitt

                /s/ SCOTT L. WEBSTER                   Director
-----------------------------------------------------
                  Scott L. Webster

                                 EXHIBIT INDEX

         NO.                                      EXHIBIT
---------------------                             -------
        5.1             Opinion of Hogan & Hartson LLP*
       23.1             Consent of PricewaterhouseCoopers LLP (transmitted herewith)
       23.2             Consent of KPMG LLP (transmitted herewith)
       23.3             Consent of Arthur Andersen LLP (transmitted herewith)
       24.1             Power of Attorney (included on the signature page)

---------------
* To be filed by amendment